UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

Drone USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55789	30-0967943
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16 Hamilton Street, West Haven, CT 06516

(address of principal executive offices) (zip code)

(203) 220-2296

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01    Termination of a Material Definitive Agreement.

Commencing June 8, 2018, through July 26, 2018, through conversions of debt into shares of common stock of the registrant, the convertible notes of Power Up Lending Group Ltd. in the principal amounts of $100,000 and $53,000, EMA Financial LLC in the principal amount of $ 105,000, Morningview Financial, LLC in the principal amount of $82,500 and Labrys Fund, LP in the principal amounts of $107,500 and $107,500, were paid in full. The total number of shares issued by the registrant to these four lenders was 430,487,124.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2018	Drone USA, Inc.

	By:	/s/ Michael Bannon
Name: Michael Bannon
Title: President and CEO

2